EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations
Nikki Sacks
ICR, LLC

212.753.2138

PRIMEDIA TO REPORT FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Atlanta, GA (February 19, 2008) – PRIMEDIA Inc. (NYSE: PRM), the parent company of Consumer Source Inc, the #1 print and online publisher and distributor of advertising-supported consumer guides in the U.S., today announced that the Company will release its fiscal fourth quarter and full year 2007 results before the market open on Friday, February 29, 2008, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the investor relations section.

Via Phone

To participate in the call, please dial (888) 224-1142 if you are in the U.S., or (913) 312-0943 if you are outside the U.S. The conference ID is 4801972. You should dial in at least five minutes prior to the start of the call.

A recorded version will be available after the conference call at (888) 203-1112 in the U.S., or (719) 457-0820, if you are outside the U.S. The replay ID is 4801972. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, March 7, 2008.

Via Internet

The live and replay versions of the conference call will be available at www.primedia.com (you will not be able to ask questions via Internet).

# # #

About PRIMEDIA Inc.

PRIMEDIA Inc., through its Consumer Source Inc. operation, is an integrated media business that provides free print and online consumer guides for the apartment and new home industries. Consumer Source publishes and distributes more than 38 million guides and magazines – such as

Apartment Guide and New Home Guide – to approximately 60,000 U.S. locations each year through its proprietary distribution network, DistribuTech. The Company also distributes category-specific content on its leading websites, including ApartmentGuide.com, NewHomeGuide.com and Rentals.com, a comprehensive single unit real estate rental site. For more information, visit www.primedia.com.